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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-A

                  REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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
      MIDWEST BANC HOLDINGS, INC.                        MBHI CAPITAL TRUST I
       (Exact Name of Registrant                       (Exact Name of Registrant
      as Specified in Its Charter)                   as Specified in Its Charter)

                DELAWARE                                       DELAWARE
(State of Incorporation or Organization)       (State of Incorporation of Organization)

               36-3252484                                     APPLIED FOR
  (I.R.S. Employer Identification No.)           (I.R.S. Employer Identification No.)

         501 WEST NORTH AVENUE                           501 WEST NORTH AVENUE
      MELROSE PARK, ILLINOIS 60160                   MELROSE PARK, ILLINOIS 60160
(Address of Principal Executive Offices)       (Address of Principal Executive Offices)
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

     Securities Act Registration Statement file numbers to which this form relates:

                           333-36564 and 333-36564-01

     Securities to be Registered Pursuant to Section 12(b) of the Act:

           Title of Each Class                   Name of Each Exchange on Which
           to be so Registered:                  Each Class is to be Registered:
           --------------------                  -------------------------------

  ___% Cumulative Preferred Securities           American Stock Exchange
(and the Guarantee with respect thereto)

     Securities to be Registered Pursuant to Section 12(g) of the Act:   None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


     For a full description of MBHI Capital Trust I's __% Cumulative Preferred Securities (the "Preferred Securities") and Midwest Banc Holdings' guarantee (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Debentures" and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration No. 333-36564 and Registration No. 333-36564-01) filed by Midwest Banc Holdings, Inc. and MBHI Capital Trust I with the Securities and Exchange Commission (the "Commission") on May 9, 2000 under the Securities Act of 1933, as amended. The information contained in the foregoing Registration Statement (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and the above-referenced sections therein shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2. EXHIBITS.

     2.1 Certificate of Trust of MBHI Capital Trust I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

     2.2  Trust Agreement of MBHI Capital Trust I (incorporated by reference to
          Exhibit 4.4 to the Registration Statement).

     2.3 Form of Amended and Restated Trust Agreement of MBHI Capital Trust I (incorporated by reference to Exhibit 4.5 to the Registration Statement).

     2.4 Form of Preferred Securities Certificate of MBHI Capital Trust I (incorporated by reference to Exhibit 4.6 to the Registration Statement which is included as an exhibit to Exhibit 4.5 of the Registration Statement).

     2.5 Form of Preferred Securities Guarantee Agreement for MBHI Capital Trust I (incorporated by reference to Exhibit 4.7 to the Registration Statement).

     2.6 Form of Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement).

     2.7  Form of Junior Subordinated Debenture (incorporated by reference to
          Exhibit 4.2 to the Registration Statement which is included as an exhibit to Exhibit 4.1 to the Registration Statement).




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: May 8, 2000                  MIDWEST BANC HOLDINGS, INC.



                                    By: /s/ Edward H. Sibbald
                                        -----------------------------
                                            Edward H. Sibbald
                                            Chief Financial Officer


                                    MBHI CAPITAL TRUST I


                                    By: /s/ Robert L. Woods
                                        -----------------------------
                                            Robert L. Woods, as Trustee


                                        /s/ Edward H. Sibbald
                                        -----------------------------
                                            Edward H. Sibbald, as Trustee


                                        /s/ Daniel R. Kadolph
                                        -----------------------------
                                            Daniel R. Kadolph, as Trustee